SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2003

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan	0-15734	38-2604669
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (989) 725-7337

(Former name or former address, if changed since last report)

SIGNATURES

Item 9. Regulation F-D Disclosure

     On October 14, 2003, the Company released its third quarter results and filed its earnings release on Form 8-K. Pursuant to SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, beginning July 1, 2003, the Company reclassified its trust preferred securities balance of $50 million as long-term debt and the dividends paid on its trust preferred securities from other expense to interest expense. The Company’s earnings release reflected those reclassifications.

     On November 7, 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. 150-3, which deferred for an indefinite period the application of the measurement and recognition guidance in SFAS No. 150 for mandatory redeemable noncontrolling interests that are classified as equity in the financial statements of the subsidiary but would be classified as a liability in the parent’s financial statements under SFAS 150 because the subsidiary has a limited life (i.e. trust preferred securities).

     Accordingly, the Company’s Form 10-Q for the period ended September 30, 2003 will be prepared to reflect FASB Staff Position No. 150-3. As a result, the following line items will be presented on the Form 10-Q and will differ from their presentation on the earnings release:

(Dollars in thousands)

	Form 10-Q
	for the quarter ended	Earnings Release
	September 30, 2003	dated October 14, 2003

Balance Sheet as of September 30, 2003:
Long-term debt	—	$50,000
Total liabilities	$4,755,023	$4,805,023
Trust preferred securities	$50,000	—
Statements of Income for the three months ended September 30, 2003:
Long-term debt interest expense	—	$1,075
Total interest expense	$29,075	$30,150
Net interest income	$37,485	$36,410
Net interest income after provision for loan losses	$34,485	$33,410
Dividends on trust preferred securities and preferred stock of subsidiary	$1,075	—
Total noninterest expense	$28,322	$27,247
Statements of Income for the nine months ended September 30, 2003:
Long-term debt interest expense	$39	$1,114
Total interest expense	$89,127	$90,202
Net interest income	$110,025	$108,950
Net interest income after provision for loan losses	$101,025	$99,950
Dividends on trust preferred securities and preferred stock of subsidiary	$3,225	$2,150
Total noninterest expense	$81,555	$80,480

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	Form 10-Q
	for the quarter ended	Earnings Release
	September 30, 2003	dated October 14, 2003

Performance Ratios:
Efficiency ratio (three months ended September 30, 2003)	51.39%	52.46%
Efficiency ratio (nine months ended September 30, 2003)	50.52%	50.88%
Average Balances:
Average long-term debt (three months ended September 30, 2003)	—	$50,000
Average long-term debt (nine months ended September 30, 2003)	$750	$17,417
Average total interest-bearing liabilities (three months ended September 30, 2003)	$4,362,829	$4,412,829
Average total interest-bearing liabilities (nine months ended September 30, 2003)	$4,157,644	$4,174,311
Interest Margin:
Long-term debt (three months ended September 30, 2003)	—	8.60%
Long-term debt (nine months ended September 30, 2003)	6.93%	8.53%
Total interest bearing liabilities (three months ended September 30, 2003)	2.62%	2.69%
Total interest bearing liabilities (nine months ended September 30, 2003)	2.85%	2.87%
Net interest income/rate spread (FTE) (three months ended September 30, 2003)	2.87%	2.80%
Net interest income/rate spread (FTE) (nine months ended September 30, 2003)	2.89%	2.87%
Net interest margin (three months ended September 30, 2003)	3.15%	3.06%
Net interest margin (nine months ended September 30, 2003)	3.20%	3.17%

The foregoing differences in presentation did not impact total assets, total shareholders equity, net income or earnings per share.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC

Date: November 13, 2003	By:		/s/ Thomas F. Menacher

		Name:	Thomas F. Menacher
		Its:	Executive Vice President, Treasurer and
Chief Financial Officer

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